UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 1, 2015

SCIVANTA MEDICAL CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-27119	22-2436721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Morris Avenue, Spring Lake, New Jersey	07762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 282-1620

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2015, Scivanta Medical Corporation (the “Company”) added Thomas J. Desouza to its board of directors. Mr. Desouza has over 15 years of experience in providing strategic and financial advice to investors and early stage technology companies. Since June 2013, Mr. Desouza has served as the managing director of Allegory Venture Partners, a venture fund focused on technology based companies. From January 2008 through June 2013, Mr. Desouza was an investment consultant with several firms including Robert W. Baird & Co. and Morgan Stanley Smith Barney. He currently serves on the board of directors of SematicMD, a medical technology company that provides a medical image analysis platform to physicians and the Willamette View Foundation, a not-for-profit organization focused on providing services to the elderly. Mr. Desouza attended Portland State University where he studied political science and finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIVANTA MEDICAL CORPORATION
(Registrant)

By:	/s/ David R. LaVance
David R. LaVance President and Chief Executive Officer

Date: November 5, 2015